Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--49 (Florida, Michigan, New Jersey, New York and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-50245 of our opinion dated December 9, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 14, 1998